July 23, 2018

SRC Energy Inc. Issues Preliminary Second Quarter 2018 Results; Provides an Operations and Guidance Update; Announces Second Quarter 2018 Earnings Release and Conference Call Dates
DENVER, CO July 23, 2018 (GlobeNewswire)—SRC Energy Inc. (NYSE American: SRCI) (“SRC” or the “Company”), an oil and gas exploration and production company focused in the Denver-Julesburg Basin, today issues preliminary second quarter 2018 operating results, provides an operations and guidance update, and announces its second quarter 2018 earnings release and conference call dates.
Production and Average Realized Pricing Summary

	Three Months Ended
	6/30/2018	3/31/2018	Sequential % Chg.	6/30/2017
Average Daily Volumes
Total Production (BOE)	47,646	45,397	5%	32,624
Liquids %	65%	69%		65%
Product Price Received
Crude Oil ($/Bbl)*	$61.22	$56.01	9%	$41.11
Natural Gas Liquids ($/Bbl)	$17.65	$19.15	-8%	$13.18
Natural Gas ($/Mcf)	$1.64	$2.14	-23%	$2.29
Differentials
NYMEX WTI*	$(6.810)	$(6.880)	1%	$(7.130)
NYMEX Henry Hub	$(1.160)	$(0.860)	-35%	$(0.790)
Unit Costs
Lease Operating Expense ($/BOE)	$2.68	$1.93	39%	$1.67
* Includes transportation and gathering expense

Second quarter 2018 results were impacted by the lack of spare gas processing capacity, which resulted in persistently high line pressures and the inability to maintain consistent production flows. Further exacerbating the midstream constraints were above average temperatures in Colorado in June and continuing into July as well as unplanned shutdowns of natural gas processing facilities. As a result, many of SRC’s legacy wells could not be produced consistently, and the Company was unable to turn recently completed wells to sales as desired. While total barrels of oil equivalent (BOE) produced during the quarter met the Company's expectations, these midstream constraints resulted in oil as a percentage of total production declining to 43% in the second quarter. For the six-month period ended June 30, 2018, oil as a percentage of total production was just over 46%. As additional processing capacity becomes operational, the Company expects its existing completed and non-producing wells to be turned to sales and that oil percentages should improve. In addition, elevated line pressures temporarily drove operating costs on a unit basis higher in the second quarter of 2018 as the Company incurred incremental costs without the typical benefit of flush production from its new wells. The Company believes that lease operating expenses on a unit basis should return to an average of the first two quarters of 2018.

Operations Update and Capital Expenditures
During the quarter ended June 30, 2018, SRC drilled 31 gross (~27 net) wells and turned to sales 4 of the 12 gross (~11 net) wells on its Ag pad; however, production from these wells was intermittent due to high line pressures. The table below details current activity:

			Gross Well Count by Zone
Pad Name	Lateral Length	Avg. WI	Niobrara	Codell	Status
Leffler	12 LL	90%	7	5	TTS
Ag	12 LL	89%	7	5	4 TTS, 8 DCNP
Goetzel #2	12 ML	92%	8	4	DCNP
Falken	12 LL, 6 SL	95%	11	7	DCNP
Boomerang	12 ML, 4 LL	82%	10	6	Completing
Donn	13 LL	88%	8	5	Completing
Harvesters	12 ML	88%	8	4	WOC
Greeley Rothe	12 LL	67%	8	4	Drilling
Troudt	12 LL, 12ML	95%	16	8	Drilling
TTS - Turned to sales | WOC - Waiting on completion | DCNP - Drilled & completed but not producing | SL -Standard Lateral | ML - Mid-Reach Lateral | LL- Long Lateral

Drilling and completion capital expenditures for the quarter ended March 31, 2018 were approximately $121 million, almost all of which was funded by the Company's operating cash flows. In anticipation of the Mewbourn 3 plant opening in the third quarter of 2018, a second completion crew was added in June 2018.

Guidance
Based on actual results for the first two quarters of 2018, the Company maintains its full year 2018 guidance for production volume. However, product mix in terms of oil is trending toward the low end of the initial guidance range of 47% to 50% of the full-year 2018 production volume.

Management Comment
Lynn A. Peterson, Chairman and CEO of SRC Energy Inc. commented, "While this was a challenging quarter, we see light at the end of the tunnel and are excited for the balance of the year. Additional gas processing capacity in the DJ Basin is very close with the expansion of DCP Midstream’s Mewbourn 3 plant reaching mechanical completion. We also anticipate relief from high line pressures as compression has been added in coordination with that initial commissioning. During the second quarter, our team managed through significant operational challenges, and I’m very proud of what was accomplished under difficult circumstances."

Second Quarter 2018 Earnings Release and Call
SRC plans to issue its second quarter earnings release on Wednesday, August 1, 2018 after the close of trading on the New York Stock Exchange. SRC will host a conference call on Thursday, August 2, 2018 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the results. The call will be conducted by Chairman and CEO Lynn A. Peterson, CFO James Henderson, Chief Development Officer Nick Spence, Chief Operations Officer Mike Eberhard and Manager of Investor Relations John Richardson. A Q&A session will immediately follow the discussion of the results for the quarter.

To participate in this call please dial:
Domestic Dial-in Number: (877) 407-9122
International Dial-in Number: (201) 493-6747
Webcast: https://78449.themediaframe.com/dataconf/productusers/srci/mediaframe/25642/indexl.html

Replay Information:
Conference ID #:  411931
Replay Dial-In (Toll Free US & Canada):  877-660-6853
Replay Dial-In (International):  201-612-7415
Expiration Date:  8/16/18
Upcoming Investor Conferences
Presentations provided in conjunction with these events will be available on SRC's website at www.srcenergy.com the morning of the respective presentation. Members of SRC senior management will participate in the following hosted investor events, please refer to the Company’s website for specific presentation dates:
Tuohy Brothers 9th Annual Energy Conference - August 8, 2018 New York, NY
Barclays CEO Energy-Power Conference - September 4-6, 2018 New York, NY
Johnson Rice 2018 Energy Conference - September 24-26, 2018 New Orleans, LA
BMO 2018 Global Energy Leadership Forum - October 2-3, 2018 Pinehurst, NC

About SRC Energy Inc.
SRC Energy Inc. is a domestic oil and natural gas exploration and production company. SRC's core area of operations is in the Wattenberg Field of the Denver-Julesburg Basin. The Company's corporate offices are located in Denver, Colorado. More company news and information about SRC is available at www.srcenergy.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely", “guidance” or similar expressions indicates a forward-looking statement. Forward-looking statements herein include statements regarding expected second quarter and full-year 2018 results, including costs, drilling and completion activities, and production and product mix, and the timing and impact of additional midstream facilities. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the Company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the Company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the Company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the Company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the Company's ability to identify, finance and integrate any future acquisitions; the volatility of the Company's stock price; the possibility that additional midstream facilities will not be constructed within anticipated time periods or that such facilities will not have the anticipated effect on operations; and the other factors described in the “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, all of which are incorporated by reference in this release. Results presented for the second quarter of 2018 are preliminary and subject to change as the Company finalizes its financial statements for the quarter.

Company Contact:
John Richardson (Investor Relations Manager)
SRC Energy Inc.
Tel 720-616-4308
E-mail: jrichardson@srcenergy.com